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                                  EXHIBIT 32.1

                           CERTIFICATIONS PURSUANT TO


SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Able Energy Inc. (the "Company"), on Form 10-Q for the quarter ended December 31, 2005, as filed with the Securities and Exchange Commission (the "Report"), Gregory D. Frost, Chief Executive Officer of the Company and Steven M. Vella, Chief Financial Officer of the Company, do each hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                        /s/ GREGORY D. FROST
                        --------------------
                        GREGORY D. FROST
                        CHIEF EXECUTIVE OFFICER
                        FEBRUARY 16, 2006



                        /s/ STEVEN M. VELLA
                        -------------------
                        STEVEN M. VELLA
                        CHIEF FINANCIAL OFFICER
                        FEBRUARY 16, 2006


[A signed original of this written statement required by Section 906 has been provided to Able Energy Inc. and will be retained by Able Energy Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]


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